FEDERATED U.S. GOVERNMENT SECURITIES FUND: 1-3 YEARS APPENDIX

INSTITUTIONAL SHARES

The graphic presentation displayed here consists of a line graph. The corresponding components of the line graph are listed underneath. The Institutional Shares of Federated U.S. Government Securities Fund: 1-3 Years (the “Fund”) are represented by a solid line. The Merrill Lynch 1-3 Year Treasury Index (the “ML1-3T”) is represented by a dotted line; and the Lipper Short U.S. Government Funds Average (the “LSUSGFA”) is represented by a broken line. The line graph is a visual representation of a comparison of a change in value of a $25,000 hypothetical investment in the Institutional Shares of the Fund, the ML1-3T, and the LSUSGFA. The “x” axis reflects computation periods from 2/28/91 to 2/28/01. The “y” axis is measured in increments of $10,000 ranging from $20,000 to $50,000 and indicates the ending value of a hypothetical initial investment of $25,000 in the Fund’s Institutional Shares, the ML1-3T, and the LSUSGFA. The ending values were $43,586, $46,737 and $44,144 respectively.

INSTITUTIONAL SERVICE SHARES

The graphic presentation displayed here consists of a line graph. The corresponding components of the line graph are listed underneath. The Institutional Service Shares of Federated U.S. Government Securities Fund: 1-3 Years (the “Fund”) are represented by a solid line. The Merrill Lynch 1-3 Year Treasury Index (the “ML1-3T”) is represented by a dotted line; and the Lipper Short U.S. Government Funds Average (the “LSUSGFA”) is represented by a broken line. The line graph is a visual representation of a comparison of a change in value of a $25,000 hypothetical investment in the Institutional Service Shares of the Fund, the ML1-3T, and the LSUSGFA. The “x” axis reflects computation periods from 5/30/92 to 2/28/01. The “y” axis is measured in increments of $5,000 ranging from $25,000 to $45,000 and indicates the ending value of a hypothetical initial investment of $25,000 in the Fund’s Institutional Service Shares, the ML1-3T, and the LSUSGFA. The ending values were $38,520, $41,649 and $39,325 respectively.